Exhibit 99.1
Investor Relations
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ROBBINS & MYERS COMPLETES SALE OF ROMACO BUSINESSES
DAYTON, OHIO, April 29, 2011...Robbins & Myers, Inc. (NYSE: RBN) completed the previously announced sale of its Romaco businesses to a group of funds led by Deutsche Beteiligungs AG, a Frankfurt, Germany-based private equity investment firm. Total consideration was approximately €65 million (approximately $96 million) including €61 million of cash and €4 million of assumed liabilities and is subject to post-closing adjustments. The Company expects to record a transaction net gain of approximately €29 million (approximately $43 million) in its third fiscal quarter ended May 31, 2011.
About Robbins & Myers
Robbins & Myers, Inc. is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets.
Forward-Looking Statements
Statements set forth in this press release that are not historical facts, including benefits from the sale of the Romaco businesses, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. Other important risk factors are discussed more fully in the Company’s reports on Form 10-K for the year ended August 31, 2010; its recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed from time to time with the SEC. Robbins & Myers does not undertake any obligation to revise or update publicly any forward-looking statements for any reason.